EXHIBIT 10.4
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Mr. Thomas Fitzmyers, President
Mr. Steve Lamson, CFO
SIMPSON MANUFACTURING CO., INC.
4637 Chabot Dr., Suite 200
Pleasanton, CA  94588

Gentlemen:

In reference to the Agreement between Union Bank of California, N.A. ("Bank") and Simpson Manufacturing Co., Inc. ("Borrower") dated January 14, 1997, the Bank and Borrower desire to amend the Agreement. This amendment shall be called the Second Amendment to the Agreement. Initially capitalized terms used herein which are not otherwise defined shall have the meaning assigned thereto in the agreement.

     Amendment to the Agreement:

     (a) "Section 5.4 Guaranties, the amount $1,000,000 on line two is deleted and the amount $4,000,000 is substituted therefore"

This Loan Amendment shall become effective when the Bank shall have received the acknowledgment copy of this Loan Amendment executed by the Borrower and the following executed documents, all of which the Bank must received before February 15, 1998.

Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Loan Amendment shall not be a waiver of any existing default or breach of a condition to covenant unless specified herein.

Very truly yours,
UNION BANK OF CALIFORNIA, N.A.


/s/Joellen Ademski
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Joellen Ademski, Vice President        Lebbeus S. Case, Jr., VP

Agreed and Accepted to this 4 day of February, 1998.

SIMPSON MANUFACTURING CO., INC.


/s/Thomas J Fitzmyers                  /s/Steve Lamson
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Thomas Fitzmyers, President            Steve Lamson, Chief Financial Officer